     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          ROBOTIC VISION SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

               DELAWARE                                 11-2400145
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                              425 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 273-9700
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                                  PAT V. COSTA
                     President and Chief Executive Officer
                          Robotic Vision Systems, Inc.
                              425 Rabro Drive East
                           Hauppauge, New York 11788
                                 (516) 273-9700
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                  COPIES OF ALL COMMUNICATIONS AND NOTICES TO:
                              IRA I. ROXLAND, Esq.
                          Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York 10017
                              Tel: (212) 599-0500
                              Fax: (212) 972-9487
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AT SUCH TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS THE
                     SELLING STOCKHOLDERS SHALL DETERMINE.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE        AGGREGATE          AMOUNT OF
       SECURITIES TO BE REGISTERED            BE REGISTERED       PER SHARE*       OFFERING PRICE*   REGISTRATION FEE
Common Stock, $.01 par value..............    139,037 shs.          $19.25          $2,676,462.25         $922.92

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          ROBOTIC VISION SYSTEMS, INC.
         (CROSS REFERENCE SHEET PURSUANT TO ITEM 501 OF REGULATION S-K)

                                                                           LOCATION IN REGISTRATION STATEMENT
ITEMS IN FORM S-3                                                               OR HEADING IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Facing Page of the Registration Statement;
                                                                   Cross-Reference Sheet; Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Table of Contents; Available Information;
                                                                   Incorporation of Certain Documents by Reference
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  The Company
       4.  Use of Proceeds......................................  Cover Page; Selling Stockholders
       5.  Determination of Offering Price......................  Cover Page; Selling Stockholders
       6.  Dilution.............................................                            *
       7.  Selling Security Holders.............................  Selling Stockholders
       8.  Plan of Distribution.................................  Cover Page; Selling Stockholders
       9.  Description of Securities to be Registered...........  Incorporation of Certain Documents by Reference
      10.  Interests of Named Experts...........................  Legal Opinion; Experts
      11.  Material Changes.....................................                            *
      12.  Incorporation of Certain Information by Reference....  Incorporation of Certain Information by Reference
      13.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................                            *

- ------------------------
*  Not Applicable

PROSPECTUS
                                 139,037 SHARES

                          ROBOTIC VISION SYSTEMS, INC.

                                  COMMON STOCK

                               ------------------

    This Prospectus relates to 139,037 shares of common stock, par value $0.01 per share (the "Common Stock"), of Robotic Vision Systems, Inc. (the "Company"), which shares are being offered for sale by the persons named herein under the caption "Selling Stockholders" (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders."

    The Common Stock is quoted on The Nasdaq National Market (the "NASDAQ-NM") under the symbol "ROBV." On June 12, 1996, the closing last sale price of the Common Stock as reported by the NASDAQ-NM was $19 1/4 per share.

                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION
     PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Selling Stockholders, or their pledgees, donees, transferees or other successors, may sell the Common Stock in any of three ways: (i) through broker-dealers; (ii) through agents or (iii) directly to one or more purchasers. The distribution of the Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) in the over-the-counter market, or (B) in transactions otherwise than in the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of the Common Stock for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers or agents that participate in the distribution of the Common
Stock might be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

    The Company has agreed to bear all expenses (other than selling discounts, concessions and commissions) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

    The Common Stock being offered hereby by the Selling Stockholders has not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities law of the state in which such transactions occur, or the existence of any exemption from registration.

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 1996

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
The Company................................................................................................           1
Available Information......................................................................................           1
Incorporation of Certain Documents by Reference............................................................           2
Selling Stockholders.......................................................................................           3
Legal Opinion..............................................................................................           3
Experts....................................................................................................           4

    No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or incorporated by reference to this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                                  THE COMPANY

GENERAL

    Robotic   Vision   Systems,   Inc.   (the   "Company")   produces  automated
3-dimensional ("3-D") vision-based systems for inspection and measurement and is a leader in advanced electro-optical sensor technology.

    The Company's core business is its Electronics Division which supplies inspection equipment to the semiconductor industry. The Company also has an Aircraft Safety Division which is developing an ice detection product for the aviation industry. The Electronics Division's LS-Series lead scanning systems offer automated high-speed 3-D semiconductor package lead inspection with the added feature of non-contact scanning of the packages in their shipping trays. The systems use a laser-based, non-contact, 3-D measurement technique to inspect and sort quad flat packs, thin quad flat packs, plastic leaded chip carriers, ball grid arrays and thin small outline packs from their carrying trays. The system measurements include coplanarity, total package height, true position spread and span, as well as lead angle, width, pitch and gap.

    Acuity Imaging, Inc., which became a wholly-owned subsidiary of the Company on September 20, 1995, designs, develops, manufactures and supplies machine vision systems to a diversity of markets.

    International Data Matrix, Inc., which became a wholly-owned subsidiary of the Company on October 23, 1995, markets a line of 2-D Data Matrix-TM- code readers and is widely recognized in the emerging high density 2-D bar code segment of the bar code industry.

    The Company was incorporated in New York in 1976 and reincorporated in Delaware in 1977. Its executive offices are located at 425 Rabro Drive East, Hauppauge, New York 11788; telephone (516) 273-9700.

RECENT DEVELOPMENTS

    On May 30, 1996, the Company consummated a merger with Northeast Robotics, Inc., a privately owned company located in New Boston, New Hampshire ("NER"), pursuant to which NER became a wholly owned subsidiary of the Company (the "NER Merger"). NER markets a line of patented illumination products to perform reliably in difficult imaging applications involving highly reflective or uneven surfaces. The NER Merger was structured as a tax-free reorganization and accounted for as a purchase. As a consequence of the NER Merger, the Company issued 139,037 shares of its Common Stock to the Selling Stockholders in exchange for all of the outstanding shares of NER common stock. See "Selling Stockholders."

    On June 11, 1996, the Company announced that it had entered into a Letter of Intent to consummate a merger transaction pursuant to which the Company would acquire all of the outstanding capital stock of Computer Identics Corporation ("CIC") for approximately 1,927,000 shares of the Company's Common Stock.

    CIC designs, manufactures and services automatic data collection products, networks, solutions and systems for factory data collection and material handling/automation applications in manufacturing, warehousing and distribution environments.

    Consummation of the merger transaction is subject to conditions customary for transactions of this nature, including completion of due diligence, negotiation of definitive documentation and approval by CIC's stockholders. There can be no assurances that this merger transaction will be successfully consummated.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, New York, New

York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Incorporated herein by reference are the following documents filed by the Company with the Commission (File No. 0-8623) under the Exchange Act:

    (a) The Company's Annual Report on Form 10-K and 10-K/A-1 for its fiscal year ended September 30, 1995 (the "Annual Report");

    (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended December 31, 1995 and March 31, 1996, respectively;

    (c) The Company's Current Report on Form 8-K and 8-K/A-1 dated October 3, 1995, relating to the Company's acquisition by merger of Acuity;

    (d) The Company's Current Report on Form 8-K and 8-K/A-1 dated October 23, 1995, relating to the IDM Merger;

    (e) The supplemental consolidated financial statements of the Company, and related notes, comprising a portion of the Company's Registration Statement on Form S-3 (File No. 333-00195), declared effective on January 25, 1996 (the "Company's January 26, 1996 Registration Statement");

    (f) The Company's Current Report on Form 8-K dated June 5, 1996 relating to the NER merger; and

    (g) The Company's Registration Statement on Form 8-A for a description of the Common Stock.

    All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent hereto, but prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than the exhibits to such documents). Requests or such copies should be directed to Robert H. Walker, Secretary, Robotic Vision Systems, Inc., 425 Rabro Drive East, Hauppauge, New York 11788; telephone number: (516) 273-9700.

                              SELLING STOCKHOLDERS

    The following table sets forth certain information with respect to the Selling Stockholders, all of whom acquired their respective shares of RVSI Common Stock pursuant to the terms of that certain Merger Agreement and Plan of Reorganization dated May 30, 1996 by and between RVSI and NER by which NER became a wholly owned subsidiary of RVSI. The Selling Stockholders named below acquired their shares of RVSI Common Stock absent registration under the Securities Act by reason of the exemption from such registration afforded by the provisions of Section 4(2) thereof and Regulation D promulgated thereunder. The Company will receive no proceeds from the sale of the shares by the Selling Stockholders.

                                                                                     BENEFICIAL
                                                 BENEFICIAL                         OWNERSHIP OF
                                                OWNERSHIP OF                         SHARES OF     PERCENTAGE OF
                                              SHARES OF COMMON  NUMBER OF SHARES    COMMON STOCK    COMMON STOCK
NAME OF SELLING                               STOCK AT MAY 31,   OF COMMON STOCK     AFTER THE       AFTER THE
STOCKHOLDER                                         1996        OFFERED FOR SALE      OFFERING        OFFERING
- --------------------------------------------  ----------------  -----------------  --------------  --------------
Timothy P. White(1).........................        122,488            122,488           --              --
Peter J. White, Jr..........................          7,818              7,818           --              --
J. Marcel Laflamme..........................          8,731              8,731           --              --
                                                   --------           --------     --------------  --------------
                                                    139,037            139,037           --              --
                                                   --------           --------     --------------  --------------
                                                   --------           --------     --------------  --------------

- ------------------------
(1) Prior to the NER Merger, Mr. White, the founder of NER, was NER's President and principal stockholder.

    The Selling Stockholders, or their pledgees, donees, transferees or other successors, may sell the Common Stock in any of three ways: (i) through broker-dealers; (ii) through agents or (iii) directly to one or more purchasers. The distribution of the Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) in the over-the-counter market, or (B) in transactions otherwise than in the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of the Common Stock for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). The Selling Stockholders and any broker-dealers or agents that participate in the distribution of the Common
Stock might be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL OPINION

    The legality of the Common Stock offered hereby will be passed upon for the Company by Parker Duryee Rosoff & Haft A Professional Corporation, 529 Fifth Avenue, New York, New York 10017. Jay M. Haft, of counsel to such Firm and a director of the Company, beneficially owns 36,446 shares of Common Stock of the Company, as well as options to acquire an additional 67,000 shares of such Common Stock. Members of Parker Duryee Rosoff & Haft, other than Mr. Haft, beneficially own 170,009 shares of Common Stock of the Company.

                                    EXPERTS

    The financial statements of the Company and its consolidated subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 and the supplemental financial statements of the Company and its consolidated subsidiaries incorporated in this Prospectus by reference from the Company's January 25, 1996 Registration Statement, as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995 except Acuity Imaging, Inc. and subsidiaries for the years ended September 30, 1995 and December 31, 1994, and except Itran Corporation for the year ended December 31, 1993, have been audited by Deloitte & Touche LLP as stated in their reports which are incorporated by reference in the Registration Statement. The financial statements of Acuity Imaging, Inc. and subsidiaries and Itran Corporation for the periods indicated above (consolidated with those of the Company) have been audited by Arthur Andersen LLP as stated in their reports, which are incorporated by reference. Such financial statements and supplemental financial statements of the Company and its consolidated subsidiaries are incorporated by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

    The financial statements of International Data Matrix, Inc. as of September 30, 1995 and December 31, 1994 and for the nine months ended September 30, 1995 and the year ended December 31, 1994 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/ A-1 dated October 23, 1995, and the financial statements of Acuity Imaging, Inc. (formerly Automatix Incorporated) as of December 31, 1993 and for each of the two years in the period ended December 31, 1993 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated October 3, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The financial statements of Acuity Imaging, Inc. as of December 31, 1994 and for the year then ended incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated October 3, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference and has been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses in connection with the offering described in the Registration Statement:

Registration Fee.........................................................  $  922.92
Accounting Fees and Expenses.............................................   2,500.00
Legal Fees and Expenses..................................................   3,500.00
Printing and Reproduction................................................   1,500.00
Miscellaneous............................................................      77.08
                                                                           ---------
    Total Expenses.......................................................  $8,500.00
                                                                           ---------
                                                                           ---------

    ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article SEVENTH of the Certificate of Incorporation of Robotic Vision Systems, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Section grants the Registrant power to indemnify. Article TENTH of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2), acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the ability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

    Section 145 of Delaware Corporation Law provides, inter alia, that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter, a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

    Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity.

ITEM 16. EXHIBITS

    5       Opinion of Parker Duryee Rosoff & Haft

    23(a)    Consent of Deloitte & Touche LLP

    23(b)    Consent of Arthur Andersen LLP

    23(c) Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5 hereof)

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (4) To remove from registration any means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 15 of this Part II to the Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, and State of New York, on the 11th day of June, 1996.

                                          ROBOTIC VISION SYSTEMS, INC.

                                          By:          /s/ PAT V. COSTA

                                             -----------------------------------
                                                        Pat V. Costa
                                                          PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pat V. Costa and Robert H. Walker, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                   SIGNATURE                                         TITLE                            DATE
- ------------------------------------------------  --------------------------------------------  -----------------
                /s/ PAT V. COSTA
     --------------------------------------       Chairman of the Board, President and            June 11, 1996
                  Pat V. Costa                     Director (Principal Executive Officer)

                /s/ ROBERT H. WALKER              Executive Vice President, Secretary/
     --------------------------------------        Treasurer and Director (Principal Financial    June 11, 1996
                Robert H. Walker                   Officer and Principal Accounting Officer

                /s/ HOWARD STERN
     --------------------------------------       Senior Vice President and Director             June 11, 1996
                  Howard Stern

     --------------------------------------       Director
               Donald F. Domnick

                   SIGNATURE                                         TITLE                            DATE
- ------------------------------------------------  --------------------------------------------  -----------------
                /s/ JAY M. HAFT
     --------------------------------------       Director                                        June 11, 1996
                  Jay M. Haft

     --------------------------------------       Director
               Frank A. DiPietro

     --------------------------------------       Director
                 Mark J. Lerner

     --------------------------------------       Director
                Donald J. Kramer